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                                                           EXHIBIT 21
                                                           (1997 10-K)

The following table sets forth the name and jurisdiction of incorporation of the Registrant's significant subsidiaries. All subsidiaries are 100% owned except as noted.


                                                   Jurisdiction of
Name of Subsidiary                                 Incorporation
------------------                                 ---------------
UNITED STATES:
--------------
Applied Power Credit Corporation                   Nevada
Applied Power International Ltd.                   Nevada
Applied Power Investments II Inc.                  Nevada
Barry Controls Corporation                         Delaware
Barry Wright Corporation                           Massachusetts
CalTerm, Inc.                                      Nevada
CalTerm Taiwan, Inc.                               Nevada
Columbus Manufacturing Company L.L.C.              Wisconsin
GB Electrical, Inc.                                Wisconsin
New England Controls, Inc.                         Connecticut
TVPA Corp.                                         Delaware
Wright Line Inc.                                   Massachusetts

OUTSIDE THE UNITED STATES:
--------------------------
AIC (Hong Kong) Ltd. (49%)                         Hong Kong
AP International Corporation                       Barbados
Applied Power Distribution GmbH                    Germany
Applied Power Asia Pte. Ltd.                       Singapore
Applied Power Australia Limited                    Australia
Applied Power Canada Ltd.                          Ontario, Canada
Applied Power do Brasil Equipamente Ltda.          Brazil
Applied Power Europa B.V.                          Netherlands
Applied Power Europe S.A.                          France
Applied Power Export Corp.                         US Virgin Islands
Applied Power (Far East) Ltd.                      Japan
Applied Power Finance B.V.                         Netherlands
Applied Power GmbH                                 Germany
Applied Power Holding GmbH                         Germany
Applied Power Hytec (M) Sdn. Bhd.                  Malaysia
Applied Power International, S.A.                  France
Applied Power International, S.A.                  Switzerland
Applied Power Italiana S.p.A.                      Italy
Applied Power Japan, Ltd.                          Japan
Applied Power Korea Ltd.                           South Korea
Applied Power (Mexico) S. de R.L. de C.V.          Mexico
Applied Power Moscow                               CIS
Applied Power New Zealand Limited                  New Zealand
APW Enclosures, Ltd                                Ireland
Barry Controls GmbH                                Germany
Barry Controls U.K. Ltd.                           United Kingdom
C Fab Manufacturing Ltd.                           Ireland
C Fab Developments Ltd.                            Ireland
Enerpac Asia Pte. Ltd.                             Singapore
Enerpac Nederland B.V.                             Netherlands
Enerpac Hydraulic Technology (India) Pte. Ltd.     India
Enerpac Ltd.                                       United Kingdom
Enerpac S.A.                                       France
Hormann Electronics Ltd.                           Ireland
Norelem S.A.                                       France
Power-Packer do Brasil Ltd.                        Brazil
Power-Packer Espana, S.A.                          Spain
Power-Packer Europa B.V.                           Netherlands
Power Packer France, S.A.                          France
Shanghai Blackhawk Machinery Co. Ltd.              China
Wright Line Europe, B.V.                           Netherlands

  All of the foregoing subsidiaries are included in the consolidated financial statements file herewith.